99.1               Certification by the Chief Executive Officer.


                                            Certification



I, Steve Bechman, the Chief Executive Officer of Heartland Bancshares, Inc., certify that (i) the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Heartland Bancshares, Inc.




                                          __/s/ Steve Bechman  ______________



                                           _Steve Bechman____________________



                                          _November 14, 2002 ________________